EXHIBIT 23.2


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


To the Board of Directors New World Brands, Inc.

We hereby consent to the use of our report dated July 15, 2003 accompanying the consolidated financial statements of New World Brands, Inc. and subsidiaries (formerly known as Oak Tree Medical Systems Inc.) included in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004, which is incorporated by reference in the Registration Statement Forms S-8 dated April 23, 2002, May 16, 2002 and July 22, 2003.


                                        /s/ WISS & COMPANY LLP


Livingston, New Jersey
March 14, 2005